UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2020

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	47-4908760 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	*	*
Preferred Stock Purchase Rights	*	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*On August 8, 2020, NYSE Regulation, Inc. filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist Tailored Brands, Inc.’s common stock (the “common stock”) from the New York Stock Exchange. The deregistration of the common stock under Section 12(b) of the Securites and Exchange Act of 1934, as amended (the “Exchange Act”), will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the common stock under Section 12(b) of the Exchange Act, the common stock will remain registered under Section 12(g) of the Exchange Act.

Item 1.03 Bankruptcy or Receivership.

As previously reported, on August 2, 2020, Tailored Brands, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re: Tailored Brands, Inc., et al., Case No. 20-33900 (MI).

Confirmation of Plan of Reorganization

On November 13, 2020, the Bankruptcy Court held a hearing to consider confirmation of the Fifth Amended Joint Plan of Reorganization for the Debtors under Chapter 11 of the Bankruptcy Code (as it may be amended, supplemented or otherwise modified, the “Plan”). On November 13, 2020, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”). Copies of the Plan and the Confirmation Order are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Summary of Plan of Reorganization

The following is a summary of the material terms of the Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order filed as Exhibit 2.1 and 99.1, respectively, to this Current Report on Form 8-K (the “8-K”). Capitalized terms used in this 8-K and not otherwise defined will have the meanings given to them in the Plan and the Confirmation Order. The Plan preserves the Debtors’ business and enhances their value by substantially deleveraging the Debtors’ balance sheet by $686 million.

The Plan provides that on the Effective Date, there will be a reorganization of each Debtor and establishes processes for distribution on account of and resolution of Claims. The Plan reflects the terms of various settlements among the Debtors, the Term Loan Lenders, the ABL Lenders and the Creditors Committee, which resulted in an agreement on a global restructuring. The Plan further incorporates a compromise and settlement with the Creditors Committee on behalf of the Holders of General Unsecured Claims, whereby (i) the Liquidating Trust Equity Recovery will total in the aggregate 7.5% of the New Equity (subject to dilution by the Management Incentive Plan and the New Warrants) and the New Warrants, (ii) Holders of Allowed Class 5(b) Claims shall have the option to elect to receive cash equal to $16.05 per share of New Equity instead of their pro rata share of the Liquidating Trust Equity Recovery, (iii) the Term Loan Lenders have agreed to forgo a distribution on their Term Loan Deficiency Claims, and (iv) the Debtors have agreed to waive Avoidance Actions (including those against Holders of General Unsecured Claims), which are being released as of the Effective Date.

The Plan creates nine classes of claims against and interests in the Debtors. Holders of Allowed Claims or Allowed Interests, as applicable, in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 3 (ABL Facility Claims), Class 4 (Term Loan Secured Claims), Class 5(a) (Moores General Unsecured Claims), Class 5(b) (Other General Unsecured Claims), Class 5(c) (GUC Convenience Claims), Class 6 (Intercompany Claims), Class 7 (Intercompany Interests), Class 8 (Existing Equity Interests), and Class 9 (Section 510(b) Claims). Under the Plan, each Holder of an Allowed Claim or Allowed Interest, as applicable, will receive the treatment described therein in full and final satisfaction, settlement, release, and discharge of and in exchange for such Allowed Claim or Allowed Interest, unless treatment is otherwise specified. Classes 1, 2, 3, 5(a), and 5(c) are unimpaired under the Plan. Each Holder of Class 4 Claims will receive its Pro Rata share of and interest in the Exit Takeback Term Loan Facility and 92.5% of the New Equity (subject to dilution by the Management Incentive Plan and the New Warrants). Each Holder of Class 5(b) Claims will receive, at the option of such Holder, either (a) the Liquidating Trust Equity Recovery or (b) the Cash Option; provided that the Term Loan Lenders shall not be entitled to any recovery on account of any Term Loan Deficiency Claims, which shall be deemed waived, extinguished, satisfied, released, and discharged for all purposes on the Effective Date; provided further that if any Holder of an Allowed Class 5(b) Claims fails to select either the Cash Option or the Liquidating Trust Equity Recovery, such Holder shall be deemed to receive the Liquidating Trust Equity Recovery. Classes 4 and 5(b) are the only voting classes. Class 4 voted to approve the Plan and Class 5(b) rejected the plan. The Claims in Class 6, which were deemed to either accept or reject the Plan, will be, at the option of the Debtors and the Required Consenting Term Loan Lenders, as applicable, setoff, contributed, distributed, compromised, settled, reinstated, canceled and released without any distribution or otherwise addressed in a manner determined by the Debtors and the Required Consenting Term Loan Lenders. The Interests in Class 7, which were deemed to either accept or reject the Plan, will be, at the option of the Debtors and the Required Consenting Term Loan Lenders, as applicable, contributed, distributed, eliminated via merger or other corporate transaction, reinstated, canceled and released without any distribution, or otherwise addressed in a manner determined by the Debtors and the Required Consenting Term Loan. Both Class 8 Existing Equity Interests and Class 9 Section 510(b) Claims were deemed to reject the plan, and will be cancelled as of the Effective Date. The Plan also provides for the Exit Facilities to facilitate the global reorganization.

The Plan provides for a release of the Released Parties, their respective Related Persons, certain Holders of Claims, and their respective assets and properties, by the Debtors, Reorganized Debtors and their Estates, as more fully set forth in Article VII.C of the Plan. The Plan also provides for the release of each Debtor, Reorganized Debtor and Released Party by the Releasing Parties, as more fully set forth in Article VII.D of the Plan.

The Effective Date of the Plan will be the first Business Day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the Effective Date set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.A of the Plan.

Assets and Liabilites

As of October 3, 2020, the Company had total assets of approximately $1,891,637,000 and total liabilities of approximately $2,494,848,000, as disclosed in the Company’s most recent monthly operating report filed with the Bankruptcy Court on October 29, 2020 and filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 30, 2020.

Treatment of the Company’s Common Stock

As of November 1, 2020, the Company had 48,993,303 shares of common stock outstanding. Pursuant to the Plan, the Company’s common stock outstanding immediately before the Effective Date will be canceled and of no further force or effect after the Effective Date. No shares of the Company’s common stock will be reserved for future issuance in respect of claims and interests filed and allowed under the Plan.

Item 3.03 Material Modification of Rights of Security Holders.

On the later of the Effective Date and the date on which the relevant distributions are made pursuant to the Plan (if not made on the Effective Date), except for the purpose of evidencing a right to and allowing Holders of Claims and Interests to receive a distribution under the Plan or to the extent otherwise specifically provided for in the Plan or set forth in the Description of Transaction Steps, (a) all notes, instruments, certificates, and other documents evidencing Claims or Interests, and any other certificate, equity security, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such agreements, certificates, notes, or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are reinstated or amended and restated pursuant to the Plan), shall be cancelled, and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect, and the Agents and Trustee shall not have any continuing duties or obligations thereunder and shall be discharged; and (b) the obligations of the Debtors pursuant, relating, or pertaining to any credit document, agreement, indenture, any agreements, certificates of designation, bylaws or certificate, or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligation of or ownership interest in the Debtors that are specifically reinstated, amended and reinstated, or entered into pursuant to the Plan) shall be released and discharged; provided, however, that the applicable credit document, agreement, or indentures shall continue in effect for the purposes of: (i) allowing the Agents and Trustee to receive or direct distributions from the Debtors and to make further distributions to the applicable Holders of Claims (subject to any applicable charging liens), and allowing such Holders to accept distributions, on account of such Claims; (ii) preserving the Agents’ and Trustee’s rights to payment of reasonable and documented fees and expenses (to be documented in accordance with the terms of the applicable credit document(s), agreement(s), or indenture(s)), and allowing the maintenance, exercise, and enforcement of any applicable charging lien and priority of payment rights for the payment of reasonable and documented fees and expenses (to be documented in accordance with the terms of the applicable credit document(s), agreement(s), or indenture(s)), including the Agent’s or Trustee’s charging liens and priority of payment rights pursuant and subject to the terms of the applicable credit document(s), agreement(s), or indenture(s), or any related or ancillary document, instrument, agreement, or principle of law, against any money or property distributed or allocable on account of such Claims, as applicable; (iii) seeking compensation and reimbursement for any reasonable and documented fees and expenses incurred by or on behalf of the Agents and Trustee in connection with the implementation of the Plan; (iv) allowing the Agents and Trustee to enforce their respective rights, claims, and interests against any Entity that is not a Released Party; (v) preserving the right of Agents and Trustee to exculpation and, indemnification from the Debtors or any other Entity pursuant and subject to the terms of the applicable credit document(s), agreement(s), or indenture(s), and permitting each of the Agents and Trustee to maintain, enforce, and exercise its respective charging liens in connection therewith; (vi) maintaining, enforcing, and exercising any right or obligation to compensation, indemnification, exculpation, expense reimbursement, or contribution, or any other claim or entitlement that the Agents and Trustee may have under the applicable credit document(s), agreement(s), or indenture(s), permitting each of the Agents and Trustee to maintain, enforce, and exercise its respective charging liens in connection therewith; (vii) permitting the Agents and Trustee to perform any functions that are necessary to effectuate the forgoing; and (viii) preserving the Agents’ and Trustee’s right to appear and be heard in the Chapter 11 Cases or in any other proceeding in the Bankruptcy Court, including but not limited to enforcing any obligations owed to it under the Plan, Confirmation Order, or under the applicable credit document(s), agreement(s), or indenture(s); provided that (a) subject to the satisfaction of the applicable Debtors’ or Reorganized Debtors’ obligations under the Plan and the Confirmation Order, nothing in the Plan shall affect the discharge of Claims (other than Surviving DIP Obligations) pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan and (b) except as otherwise provided in the Plan or the Confirmation Order, the terms and provisions of the Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under the Plan; provided, further, that all provisions in credit documents, agreements, or indentures that by their own terms or by the terms and provisions of the Plan or the Confirmation Order survive the termination, discharge, expiration, or maturity thereof, shall also survive and continue in full force and effect. On the Effective Date, each holder of a certificate or instrument evidencing a Claim that is discharged by the Plan shall be deemed to have surrendered such certificate or instrument in accordance with the applicable indenture(s) or credit agreement that governs the rights of such holder of such Claim. Such surrendered certificate or instrument shall be deemed cancelled as set forth in, and subject to the exceptions set forth in, Article IV.G. of the Plan. If the record Holder of the Unsecured Notes Claim is DTC or its nominee or another securities depository or custodian thereof, and Holders of the Unsecured Notes Claims are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each such Holder of such Unsecured Notes Claims shall be deemed to have surrendered such Holder’s note, debenture, or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

On and after the Effective Date, the duties and responsibilities of the Agents and Trustee under the respective credit agreement or document or indenture(s), as applicable, shall be discharged and released, except (i) to the extent required to effectuate the Plan including, but not limited to, making distributions under the Plan to the holders of Allowed Claims under their respective credit agreement or document or indenture(s) and (ii) with respect to any rights of the Agents and Trustee to payment of reasonable and documented fees, expenses, and indemnification obligations (to be documented in accordance with the terms of the applicable credit document(s), agreement(s), or indenture(s)) as against any money or property distributable to holders of Claims or Interests pursuant and subject to the terms of the applicable credit document(s), agreement(s), or indenture(s), including any rights to priority of payment and/or to exercise charging liens. After the performance by the Agents and Trustee and their respective representatives and professionals of any obligations and duties required under or related to the Plan or the Confirmation Order, the Agents and Trustee shall be deemed to be forever relieved of and released from any obligations and duties arising thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Plan provides that, as of the Effective Date, the term of the current members of the board of directors of the Debtors shall expire, and the members for the initial term of the New Board shall be appointed. The initial members of the New Board will be identified in the Plan Supplement, to the extent known at the time of filing, pursuant to the terms of the Restructuring Support Agreement. Each such member and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors. The New Board shall consist of the number of members as set forth in the Plan Supplement; provided, that the process for selecting the New Board and all governance related matters for Reorganized Tailored shall be in form and substance acceptable to the Required Consenting Term Loan Lenders (in consultation with the Debtors).

Item 7.01 Regulation FD Disclosure.

On November 13, 2020, the Company issued a press release announcing confirmation of the Plan. A copy of the press release is attached as Exhibit 99.2.

The information contained in this Item 7.01, including Exhibit 99.2, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and are not deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission (the “SEC”), whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Information

The Company has included statements in this Current Report on Form 8-K that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect” and similar expressions identify forward-looking statements. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process, including beliefs or current expectations concerning the timing of the Company’s emergence from Chapter 11 and impact of such emergence on its operations going forward; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; conditions to which any debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; the effects of the COVID-19 pandemic and uncertainties about its depth and duration, including the health and well-being of our employees and customers, temporary store closures, increases in the unemployment rate, furlough or temporary layoffs of our employees, our ability to increase our liquidity and preserve financial flexibility, and social distancing measures or changes in consumer spending behaviors; actions or inactions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key employees; success, or lack thereof, in formulating or executing our internal strategies and operating plans including new store and new market expansion plans; cost reduction initiatives and revenue enhancement strategies; changes to our capital allocation policy; changes in demand for our retail clothing or rental products, including changes in apparel trends and changing consumer preferences; market trends in the retail or rental business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing; performance issues with key suppliers; disruptions in our supply chain; severe weather; regional or national civil unrest or acts of civil disobedience; public health crises, including the recent coronavirus outbreak; foreign currency fluctuations; government export and import policies, including the enactment of duties or tariffs; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches; legal proceedings and the impact of climate change.

Please refer to the Company’s Annual Report on Form 10-K for the year ended February 1, 2020 and its Current Report on Form 8-K filed on June 10, 2020 for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake to update these forward-looking statements as of any future date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is included in this Form 8-K:

2.1	Fifth Amended Joint Plan of Reorganization for the Debtors under Chapter 11 of the Bankruptcy Code.
99.1	Confirmation Order
99.2	Press Release dated November 13, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 16, 2020

TAILORED BRANDS, INC.

By:	/s/ John Vazquez
Vice President – Chief Accounting Officer and Treasurer